Exhibit 99.2

DISTRIBUTED ENERGY SYSTEMS CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

1. Grant of Option.

This agreement evidences the grant by Distributed Energy Systems Corp, a Delaware corporation (the “Company”), on January 16, 2006 (the “Grant Date”) to Ambrose L. Schwallie, in connection with his commencement of employment with the Company (the “Optionee”), of an option to purchase, in whole or in part, on the terms provided herein, a total of 500,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $8.84 per Share. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on January 15, 2016 (the “Expiration Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2. Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 25% of the original number of Shares on each anniversary of the Grant Date following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Optionee, and received by the Company at its principal office, accompanied by this agreement, and payment in full in cash or payment in such other manner as is permitted under the Company’s 2003 Stock Incentive Plan (the “Plan”). The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company.

(c) Termination of Relationship with the Company. If the Optionee ceases to be an employee of the Company for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation, except that if such cessation of employment occurs prior to the first anniversary of this Agreement, the Optionee shall nevertheless retain the right beginning on the first anniversary of the date of grant and continuing for a period of one year after such cessation to exercise this option as to the 25% of the original number of Shares that would have vested on the first anniversary of the grant date.

(d) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee, by the Optionee (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.

(e) Termination for Cause. If, prior to the Expiration Date, the Optionee’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Expiration Date, the Optionee is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Optionee’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). “Cause” shall mean willful misconduct in connection with the Optionee’s employment or other relationship or willful failure to perform his employment or other responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, non-disclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive, or the Optionee’s indictment for a felony which the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business. The Optionee shall be considered to have been discharged “for cause” if the Company determines, within 30 days after the Optionee’s resignation, that discharge for cause was warranted.

4. Agreement in Connection with Public Offering.

The Optionee agrees, in connection with an underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act of 1933, as amended, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Optionee (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such offering for a period of 90 days from the closing of such offering, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

5. Non-transferability of Option.

This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6. Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

7. Changes in Stock; Change of Control, etc.

(a) General. If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 8 of the Plan as if this option had been granted under the Plan.

(b) Board Authority to Make Adjustments. Any adjustments under this Section will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to his option on account of any such adjustments.

(c) Limits on Adjustments. No adjustment shall be made under this Section which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

(d) Mergers, Consolidation, Distributions, Liquidations Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 8 of the Plan.

8. Withholding Taxes.

The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

9. Miscellaneous.

(a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

DISTRIBUTED ENERGY SYSTEMS CORP.

Dated: January 16, 2006	By:	/s/ WALTER W. SCHROEDER Walter W. Schroeder, President

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

OPTIONEE:

/s/ AMBROSE L. SCHWALLIE
Ambrose L. Schwallie

Address:	412 Spalding Lake Circle Aiken, South Carolina 29803